EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Ian S. Grant, President, Secretary and Treasurer of Raven Biofuels International Corporation, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Annual Report on Form 10-KSB of Raven Biofuels International Corporation for the year ended December 31, 2007 (the 'Report') fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Raven Biofuels International Corporation

Dated: April 11, 2008

/s/ Ian S. Grant
Ian S. Grant
President, Secretary and Treasurer,
Raven Biofuels International Corporation

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Raven Biofuels International Corporation and will be retained by Raven Biofuels International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.